Exhibit 4.5


ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") dated as of December 15th, 1999 is by and among Biomet, Inc., an Indiana corporation ("Biomet"); Palm Acquisition Corp., an Indiana corporation ("Acquisition"); Implant Innovations International Corporation, a Delaware corporation (the "Parent"); Keith D. Beaty (including any successor thereto, the "Shareholder Representative") as Shareholder Representative on behalf of all of the former shareholders of Parent entitled to receive Biomet Common Shares pursuant to the Merger Agreement (the
"Shareholders");   Global  Private  Equity  II  L.P.  and  Advent  International
Investors II L.P. (collectively, the "Advent Funds"); and Wilmington Trust Company, a Delaware banking corporation, as escrow agent (the "Escrow Agent").


Preliminary Statements

     A. Biomet, Parent, Implant Innovations, Inc., a Florida corporation, and the Control Shareholders have entered into an Agreement and Plan of Merger dated as of August 28, 1999 (the "Merger Agreement"), providing, in part, for the merger of Parent with and into Acquisition pursuant to the terms and conditions of the Merger Agreement.

     B. The parties hereto wish to establish an escrow account to provide for the delivery of certain Biomet Common Shares either to the Shareholders or to Biomet, as provided for herein and in the Merger Agreement.

     C. It is a condition to the obligation of Biomet and Parent to consummate the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement.

     D. The Shareholder Representative has been duly authorized to enter into this Agreement by all of the Shareholders and to act on their behalf in the manner contemplated herein.


Terms and Conditions

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     2. Authority of Escrow Agent. The Escrow Agent hereby agrees to act as escrow agent and hold, transfer and deliver the securities and other property held in the Escrow Account (as defined in Section 3 below) in accordance with and subject to the terms and conditions of this Agreement.

     3. Establishment of Escrow Account. As soon as practicable following the Effective Time, Biomet will deliver to the Escrow Agent, in its capacity as such, one or more certificates, registered in the name of the Escrow Agent or its nominee, representing the Biomet Common Shares ("Biomet Shares") issued at the Closing for the accounts of the persons and in the amounts set forth in Schedule A hereto (the "Certificates"). The Escrow Agent shall immediately place the Certificates into an escrow account (the "Escrow Account"). The Escrow Account shall be held by the Escrow Agent pursuant to the terms and conditions of this Agreement and shall be available to secure and indemnify Biomet, Acquisition and the Biomet Persons to the extent provided herein and in the Merger Agreement. The Escrow Account shall be disbursed by the Escrow Agent only in accordance with the terms of this Agreement. Except as provided in Section 20, this Agreement and the deposit into the Escrow Account are irrevocable and may not be canceled by any party hereto or to the Merger Agreement, or by any Shareholder, and is made pursuant to the terms of the Merger Agreement.

     4. Receipt by Escrow Agent. Upon receipt of the Certificates, the Escrow Agent will provide to the other parties to this Agreement a confirmation of that fact and of the deposit of the Certificates in the Escrow Account.

     5.   Voting,   Dividends   and  Rights  of  Sale  of  the  Biomet   Shares.

          A. Voting. The Shareholders shall be entitled to vote the Biomet Shares at all meetings of Biomet shareholders. The Escrow Agent (or Biomet acting on its behalf) will send to the Shareholders copies of all proxy materials and other communications sent by Biomet to its shareholders generally. If those materials are sent by the Escrow Agent, Biomet will send to the Escrow Agent sufficient copies thereof for this purpose and will reimburse the Escrow Agent for its reasonable expenses in connection therewith. The Biomet Shares will be voted in accordance with the instructions contained in each proxy that is properly executed and timely received.

          B. Dividends; Stock Splits. Dividends paid on the Biomet Shares (whether in cash or Biomet securities) shall be paid to the Shareholders but delivered to the Escrow Agent, to be held as a part of the Escrow Account and distributed by the Escrow Agent pursuant to the terms of this Agreement. In the event of a stock split, Biomet shall deliver to the Escrow Agent certificates, registered in the manner described in Section 1, representing the shares to which the Shareholders are entitled as a result of the stock split. The shares represented by those certificates shall be considered as "Biomet Shares" for purposes of this Agreement, and the certificates shall be held and distributed by the Escrow Agent as "Certificates" pursuant to the terms of this Agreement.

          C. Disposition. Subject to the terms of the Merger Agreement and the Affiliate Agreement, and to compliance with applicable laws and regulations, each Shareholder shall have the right to sell any of the Biomet Shares held for his, her or its account, on the following terms:

               (i) Biomet Shares may be sold only in market transactions effected on Nasdaq-NMS through NatCity Investments, Inc., 251 North Illinois Street, Suite 500, Indianapolis, Indiana 46204, Attention:
          Gene Tanner, or any registered broker-dealer then acting as a market maker in Biomet Common Shares approved in writing by Biomet, which approval will not be unreasonably withheld (the "Broker").

               (ii) The Shareholder will give notice to the Escrow Agent of each sale of Biomet Shares by the Shareholder, and instructions to the Escrow Agent to tender a Certificate held for the account of the Shareholder, in deliverable form, to the Broker (or to otherwise make effective delivery of the Shares sold), against delivery of the proceeds of the sale transaction to the Escrow Agent to be held in the Escrow Account and invested and disposed of in accordance with the terms of this Agreement.

     6. Investment of Escrow Account. Except as described in Section 5.C., neither the Certificates nor the Biomet Shares shall be transferred, sold, exchanged or reinvested except to the extent and on the same terms as may apply generally to the outstanding Common Shares of Biomet or as otherwise required under the terms of this Agreement. Any cash held at any time in the Escrow Account shall be invested in the name of the Escrow Agent or its nominee in any of the following (which in any case may include money market funds and investments provided by the Escrow Agent and its affiliates): (a) a government money market portfolio (including portfolios of the Escrow Agent and its affiliates) restricted to obligations with maturities of six months or less (but not to extend beyond the Initial Termination Date or the Final Termination Date, as applicable), composed of obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the United States ("Government Obligations") or repurchase agreements secured by Government Obligations, and (b) commercial paper of finance companies organized under the laws of any state of the United States or any political subdivision thereof having a rating assigned to that commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc., equal to the highest rating assigned by that organization. Earnings on that portion of the Escrow Account invested as provided in the foregoing sentence shall be apportioned among the Shareholders in proportion to the principal cash invested for their accounts.

     7. The Shareholder Representative. The Shareholder Representative hereby agrees to act as, and to undertake the duties and responsibilities of, the Shareholder Representative. A copy of the Representative Agreement pursuant to which the Shareholder Representative is acting in this capacity is attached hereto as Exhibit A.

     8. Indemnification. Biomet, Acquisition and the Biomet Persons (collectively, the "Indemnified Persons" and individually, an "Indemnified Person") shall be entitled to indemnification with respect to Losses as provided in the Merger Agreement, on and subject to the following terms and conditions:

          A. Limited Recourse. From and after the Closing, the recourse of the Indemnified Persons hereunder and under the Merger Agreement for indemnification as provided in the Merger Agreement shall be the sole and exclusive rights and remedies for the Indemnified Persons and shall be limited to the Escrow Account. Except for Claims against the Escrow Account, none of the Indemnified Persons shall have any recourse against the Shareholders or any of them for any breach of a representation, warranty, covenant or agreement in the Merger Agreement or any of the Merger Documents or in the event the Escrow Account is insufficient to reimburse the Indemnified Persons for indemnifiable Losses as provided herein.

          B. Contingency Funds. Of the Biomet Shares held in the Escrow Account, 295,944 shares (and cash in the amount of $52.36 representing fractional share interests) shall be held in a "Specified Contingency Fund" solely for the purpose of indemnification of the Biomet Persons for any Losses described in subsection (ii) of Article XIII of the Merger Agreement (the "Specified Contingency"), and the remainder of the Escrow Account, consisting of 520,864 Biomet Shares (and cash in the amount of $6.90 representing fractional share interests), shall be held in a "General Contingency Fund." There shall be added to each contingency fund, and held in escrow as herein provided, all dividends paid on Biomet Shares deposited in that fund, all proceeds from the sale of those Biomet Shares and all earnings on those proceeds.

          C. Baskets. The Indemnified Persons shall not be entitled to reimbursement for Losses unless and until the aggregate of all Losses exceeds, on a cumulative basis: (i) with respect to the Specified
     Contingency, an amount equal to $1,250,000, and thereafter shall be reimbursed hereunder only for the amount of such Losses that exceed $1,250,000, and (ii) with respect to all other Losses, an amount equal to $250,000, and thereafter shall be reimbursed hereunder only for the amount of such Losses that exceed $250,000.

          D. Management of the Specified Contingency.

               (i) Until such time as Biomet shall have determined that there is a reasonable probability that the Specified Contingency will produce Losses in an amount greater than $1,250,000, Biomet shall have the sole right to manage and control the disposition of the Specified Contingency.

               (ii) Following such time as Biomet shall have determined that there is a reasonable probability that the Specified Contingency will produce Losses in an amount greater than $1,250,000, Biomet and the Shareholder Representative shall jointly manage and control the disposition of the Specified Contingency. Neither Biomet nor the Shareholder Representative shall unreasonably withhold its or his consent to the settlement of the Specified Contingency on terms proposed by the other.

     9. Claims Procedures.

          A. Notice. If any Indemnified Person shall have any claim for which it seeks the indemnification as provided for herein (a "Claim"), Biomet shall notify the Shareholder Representative in writing and include in that notice (a "Claim Notice") a description in reasonable detail of the facts upon which the Claim is based and the amount of the claimed Losses (including, with respect to third party claims, the basis for the valuation thereof by Biomet). Within 30 days following the date of a Claim Notice, Biomet shall provide the Shareholder Representative with reasonable documentation to support the Claim and the amount of the claimed Losses. If no written objection to the Claim is made by the Shareholder Representative within 10 days after the receipt of the Claim Notice by the Shareholder Representative, the Losses identified in the notice and the liability of the Shareholders therefor shall be deemed admitted by the Shareholder Representative who shall thereby waive, on behalf of the Shareholders, all rights to object to such Claim or deny liability for the Losses identified in the Claim Notice in any forum whatsoever (an "Accepted Claim"). An objection by the Shareholder Representative to a Claim must state with reasonable specificity the basis for the objection.

          B. Dispute Resolution. In the event that the parties to this Agreement are unable to resolve any dispute arising from an objection by the Shareholder Representative, that matter shall be submitted to arbitration in accordance with provisions therefor contained in the Merger Agreement; provided, however, that unless Biomet and the Shareholder Representative otherwise agree, any provisions of the Commercial Arbitration Rules of the American Arbitration Association (the "Association") to the contrary notwithstanding, the arbitration shall proceed as follows:

               (i) Each party shall select the arbitrator to be selected by it within 10 days following notice to the Association of the commencement of the arbitration, and the arbitrators thus selected shall select the third arbitrator within 10 days thereafter.

               (ii) The dispute shall be decided on the basis of (A) a written statement by each party of its position, which may include third party opinions provided by a party in support of its position, and (B) if requested by either party, both parties shall be allowed no more than two hours of testimony and no more than one hour of cross-examination in a hearing before the arbitrators to occur within 10 days following the submission of the written statements described in (A). No oral arguments or other evidence or testimony of any kind shall be taken or submitted. The written statements described in (A) shall be submitted within 20 days following notice to the Association of the commencement of the arbitration. The written statements shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made not misleading.

               (iii) A decision shall be rendered by the arbitrators within 30 days following the delivery of the statements described in (ii), and in no event later than the next business day preceding the Final Termination Date.

               (iv) The decision of the arbitrators shall be final and neither party shall have any right to appeal under common law or any federal or state statute, all of which rights are hereby waived.

          C. Accepted Claims. Any Claim objected to by the Shareholder Representative shall become an Accepted Claim (both as to the right of the Indemnified Party to be indemnified and the amount of the Losses) upon (i) entry of the arbitrators' award, or (ii) notice by the Shareholder Representative to the Escrow Agent that he has withdrawn the objection as to the indemnifiability of the Claim or the amount of the Losses, as the case may be. At such time as a Claim shall have become an Accepted Claim in accordance with the provisions of this Section, Biomet shall give notice of that fact to the Shareholder Representative and to the Escrow Agent (the "Accepted Claim Notice").

     10. Losses Net of Insurance; Effect of Adjustments. The amount of any Losses for which reimbursement is provided under this Agreement shall be net of any amounts recovered or recoverable by the Indemnified Persons under insurance policies with respect to such Losses. Any reimbursement of Biomet under this Agreement shall be treated as an adjustment to the Merger consideration for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Persons or any of their affiliates causes any such payment not to be treated as an adjustment to the Merger consideration for United States Federal income Tax purposes.

     11. Termination of Escrow Account and Final Distribution of Biomet Shares.

     A. Termination of Rights to Assert Claims.

               (i) The right of the Indemnified Persons to provide a Claim Notice with respect to Losses related to the Specified Contingency shall expire at the close of business on the fortieth (40th) day prior to the fifth anniversary of the Closing Date (the "Final Termination Date").

               (ii) The right of the Indemnified Persons to assert a Claim for Losses with respect to a matter that was or should have been encountered in the audit process (taking into account limitations in the scope of the audit due to materiality), other than Losses related to the Specified Contingency, shall expire at the close of business on the date of the report to Biomet of its independent certified public accountants with respect to the accountants' examination of the financial statements of Biomet for the fiscal year ended May 31, 2000, but in no event later than the close of business on the first anniversary of the Closing Date (the "Initial Termination Date").

               (iii) The right of the Indemnified Persons to assert a Claim for Losses with respect to all other matters shall expire at Initial Termination Date.

     B. Distributions to Biomet.

               (i) Distributions to Biomet with respect to Accepted Claims other than Claims that relate to the Specified Contingency shall be made by the Escrow Agent from the General Contingency Fund as soon as practicable following the Initial Termination Date.

               (ii) Distributions to Biomet with respect to Accepted Claims that relate to the Specified Contingency shall be made by the Escrow Agent from the Specified Contingency Fund as soon as practicable following the date on which the Claim becomes an Accepted Claim.

               (iii) Distributions to Biomet shall be charged against each of the Shareholders in proportion to their interests in the Escrow Account, and made in the form of (A) Certificates representing that number of Biomet Shares that have a value, determined with reference to the Conversion Price, equal to the amount of an Accepted Claim, and
          (B) if the interest of any Shareholder in Biomet Shares remaining in the Escrow Account is not sufficient to cover the full amount of that portion of the distribution charged to the Shareholder, then the deficiency shall be paid in cash from the respective Shareholder's portion of the Escrow Account, to the extent that each Shareholder has cash in his portion of the Escrow Account.

               (iv) Upon any distribution of Certificates representing Biomet Shares to Biomet, the Escrow Agent also shall provide to Biomet a stock power and any other authority needed to effect the transfer of the shares into the name of Biomet. If any cash dividend shall have been paid with respect to Biomet Shares prior to the date of a distribution of Biomet Shares to Biomet, the per share amount thereof with respect to the Biomet Shares subject to that distribution shall be paid to Biomet in cash simultaneously with the distribution.

     C. Distributions to the Shareholders.

               (i) As soon as practicable following the Initial Termination Date, the Escrow Agent shall distribute to the Shareholders the balance, if any, of the Biomet Shares held in the General Contingency Fund after all distributions have been made to Biomet as herein provided, and shall liquidate any other investments then held in the General Contingency Fund and distribute the proceeds thereof and any other cash then held in the Escrow Account to the Shareholders, in proportion to their interests in the Escrow Account.

               (ii) As soon as practicable following the Final Termination Date, or in the event of a complete settlement of or a final, non-appealable judgment in the Specified Contingency prior to the Final Termination Date and distribution to Biomet of that part of the Specified Contingency Fund to which it may be entitled, if any, as a result of that final disposition, the Escrow Agent shall distribute to the Shareholders the balance, if any, of the Biomet Shares held in the Specified Contingency Fund after all distributions have been made to Biomet as herein provided, and shall liquidate all other investments then held in the Specified Contingency Fund and distribute the proceeds thereof to the Shareholders, in proportion to their interests in the Escrow Account.

          D. Termination. This Agreement, and all of the liabilities and obligations of the Escrow Agent hereunder, shall terminate upon the delivery of all Biomet Shares and other property in the Escrow Account in accordance with this Agreement.

     12. Notices. Any notice or other communication given under this Agreement shall be in writing and shall be (i) delivered personally; (ii) sent by documented overnight delivery service; or (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; or
(iii) on the date of facsimile transmission, if so transmitted. Notices or other communications shall be directed to the following addresses:

If to Biomet                 Daniel P. Hann
or Acquisition:              Senior Vice President, General Counsel
                              & Secretary
                             Biomet, Inc.
                             Airport Industrial Park
                             P.O. Box 587
                             Warsaw, Indiana  46580
                             Fax: (219) 372-1960

With a copy to:              Berkley W. Duck
                             Ice Miller Donadio & Ryan
                             One American Square
                             Box 82001
                             Indianapolis, Indiana  46282
                             Fax: (317) 236-2219

If to the Shareholder Representative:       Keith D. Beaty
                                            Implant Innovations, Inc.
                                            Palm Beach Gardens, Florida 33410
                                            Fax: (561) 776-6833

With a copy to:                             Thomas G. O'Brien III
                                            Steel Hector & Davis LLP
                                            1900 Phillips Point West
                                            777 South Flagler Drive
                                            West Palm Beach, Florida 33401-6198
                                            Fax: (561) 655-1509

If to the Advent Funds:                     Gerard Moufflet
                                            Advent International Corporation
                                            75 State Street
                                            Boston, Massachusetts 02109
                                            Fax: (617) 951-0566

If to the Escrow Agent:                     Wilmington Trust Company
                                            Rodney Square North
                                            1100 North Market Street
                                            Wilmington, Delaware 19890-0001
                                            Attention: Corporate Custody
                                            Fax: (302) 427-4605

Any party may, by notice given in accordance with this Section, specify a new address for notices under this Agreement.

     13. Escrow Agent Expense. The Escrow Agent's fees and reimbursable expenses for its services hereunder shall be paid by Biomet. In the event Escrow Agent renders any extraordinary services in connection with the Escrow Account at the request of the parties, Escrow Agent shall be entitled to additional compensation therefor.

     14. Rights and Obligations of Escrow Agent.

          A. Rights of Escrow Agent. The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Agreement and the Merger Agreement. The Escrow Agent shall be entitled to retain counsel and to act in reliance upon the advice of such counsel in all matters pertaining to this Agreement and the Merger Agreement and shall incur no liability hereunder except for its gross negligence, wilful misconduct or failure to have acted in good faith. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it (other than legal proceedings based upon the alleged gross negligence or wilful misconduct of the Escrow Agent or its failure to have acted in good faith) with respect to the subject matter of this Agreement unless requested to do so by a party to this Agreement, in which case the Escrow Agent shall be indemnified against the cost and expense of that defense by that party. The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify any party hereto or any other party interested in this Agreement of any distribution required under this Agreement unless such notice is explicitly provided for in this Agreement. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which Escrow Agent in good faith believes to be genuine and what it purports to be. In the event conflicting demands for payment of the Escrow Account are made or conflicting notices are served on Escrow Agent which remain unresolved, the parties hereto expressly agree and consent that Escrow Agent may file, at the expense of the parties, an interpleader action in a Court of competent jurisdiction in the State of Delaware and so notify the parties hereto. Escrow Agent shall then promptly file the interpleader action and place the portion of the Escrow Account to which the conflicting notices relate in the registry of said Court. Upon the filing of the interpleader action and the tender of into the registry of said Court, Escrow Agent shall, ipso facto, be fully released and discharged from all obligations imposed on it in this Agreement to which the tendered portion of the Escrow Account relates.

          B. Indemnification of Escrow Agent. Biomet hereby agrees to indemnify Escrow Agent and hold it harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees, which Escrow Agent may incur by reason of its acting as Escrow Agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by Escrow Agent's gross negligence, willful misconduct or lack of good faith. Biomet's indemnity obligations hereunder shall extend to all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred in connection with its acceptance of appointment as Escrow Agent hereunder or the performing of its duties hereunder including any litigation arising from this Agreement.


     15. Capacity of the Escrow Agent. The parties hereto acknowledge that Escrow Agent may now or in the future provide unrelated financial services to any one or more of the parties to this Agreement, and that any such relationship between Escrow Agent and such party shall not affect Escrow Agent's performance of its duties hereunder. This Agreement expressly and exclusively sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, or for the form of execution thereof, or for the identity or authority of any person executing or depositing such subject matter.

     16. Resignation of Escrow Agent. The Escrow Agent may resign at any time by giving written notice to the parties hereto whereupon the parties hereto will immediately appoint a successor Escrow Agent. Until a successor Escrow Agent has been named and accepts its appointment or until another disposition of the subject matter of this Agreement has been agreed upon by all the parties hereto, the Escrow Agent shall be discharged of all its duties hereunder save to keep the Escrow Account whole.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     18. Interpretation. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     19. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     20. Amendment and Waiver. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the party to be charged. Any term or provision of this Agreement may be waived, but only in writing by the party which is entitled to the benefit thereof. No waiver of any provision hereof by any party shall constitute a waiver thereof by any other party nor shall any such waiver constitute a continuing waiver of any matter by such party.

     21. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors or assigns and for the benefit of no other person.

     22. Cooperation. Biomet, Acquisition and the Shareholder Representative agree to use their respective best efforts to take, or cause to be taken, all action, to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all acts and things reasonably necessary to make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement, including the prompt delivery of all notices and instructions required to be made to the parties to this Agreement.

     23. Inspection; Statements. All funds or other property held as part of the Escrow Account shall at all times be clearly identified as being held by the Escrow Agent hereunder. Any party hereto may at any time during the Escrow Agent's business hours (with reasonable notice) inspect any records or reports relating to the Escrow Account. The Escrow Agent shall deliver to Parent and to the Shareholder Representative monthly statements of account in customary form covering the Escrow Account.

     24. Assignment. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

     25. Entire Agreement. This Agreement (together with the Merger Agreement and the Affiliate Agreement, and all documents incorporated herein and therein, the terms of which are incorporated herein by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral. To the extent that the provisions of any of the agreements incorporated herein are inconsistent with the provisions contained herein, this Agreement shall supersede those agreement and be the controlling document.

     26.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                 BIOMET, INC.



                                 By:/s/ Daniel P. Hann
                                 ---------------------------------------



                                 PALM ACQUISITION CORP.



                                 By:/s/ Daniel P. Hann
                                 ---------------------------------------



                                 IMPLANT INNOVATIONS
                                 INTERNATIONAL CORPORATION



                                 By:/s/ Keith D. Beaty
                                 ---------------------------------------


                                 /s/ Keith D. Beaty
                                 ---------------------------------------
                                 Keith D. Beaty,
                                 as Shareholder Representative

                                 GLOBAL PRIVATE EQUITY II L.P.
                                 By:   Advent International Limited
                                        Partnership, its General Partner

                                       By: Advent International Corporation,
                                         its General Partner



                                       By: /s/ Gerard Moufflet
                                          ----------------------------------


                                 ADVENT INTERNATIONAL
                                      INVESTORS II L.P.
                                 By: Advent International Corporation,
                                        its General Partner



                                 By: /s/ Gerard Moufflet
                                 ---------------------------------------



                                 WILMINGTON TRUST COMPANY,
                                 As Escrow Agent


                                 By: /s/ Margaret Pulgini
                                 ---------------------------------------